Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

OWENS CORNING

April 17, 2014

AMENDED AND RESTATED

BYLAWS OF

OWENS CORNING

(as adopted on April 17, 2014)

ARTICLE I

STOCKHOLDERS

Section 1.1 Annual Meeting. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix each year. The first annual meeting of stockholders following the date on which all conditions to the consummation of the Sixth Amended Joint Plan of Reorganization of Owens Corning (“Former Owens Corning”) and its Affiliated Debtors and Debtors-In-Possession (as Modified) (the “Plan”) filed pursuant to Section 1121(a) of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) and confirmed by an order of the United States Bankruptcy Court for the District of Delaware dated as of September 26, 2006 have been satisfied or waived as provided in Article XII of the Plan, and all acts, events, terms and conditions contemplated under the Plan to occur on the Effective Date have occurred (the “Effective Date”), shall be held no earlier than the first anniversary of the Effective Date. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law. Subject to Section 1.7, any other proper business may be transacted at an annual meeting.

Section 1.2 Special Meetings. Except as otherwise required by the General Corporation Law of the State of Delaware (as it may be amended from time to time, the “General Corporation Law”) or by the Amended and Restated Certificate of Incorporation of the Corporation (as it may be amended, the “Amended and Restated Certificate of Incorporation”) and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, dissolution or winding up, special meetings of the stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors. Special meetings of the stockholders shall be held at such place, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix. The Board of Directors may, in its sole discretion, determine that the special meeting shall not be held at any place, but shall be held solely by means of remote communications, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

Section 1.3 Notice of Meetings. Written notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation.

No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice to the Secretary of the Corporation, whether before or after the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting, in person or by proxy, for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 1.4 Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the ability of the remaining stockholders lawfully to transact business.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time until a quorum is present.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation, those present at such adjourned meeting, in person or by proxy, shall constitute a quorum, and all matters shall be determined by a majority vote of the votes cast at such meeting.

Section 1.5 Organization. The Chairman of the Board or such other person as the Board of Directors may have designated or, in the absence of such a person, the Chief Executive Officer of the Corporation or, in his absence, the President of the Corporation or, in the absence of such officer, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. The secretary of the meeting shall be such person as the chairman appoints.

Section 1.6 Conduct of Business; Remote Communication. The chairman of any meeting of stockholders shall determine the order of business and the rules, regulations and procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

If authorized by the Board of Directors in accordance with the Bylaws of this Corporation and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (1) participate in a meeting of stockholders and (2) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 1.7 Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders. (1) Nominations for persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in this Section 1.7 and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Section 1.7.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.7(a)(1)(C), the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, written notice by a stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which a public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice to the Secretary must: (a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of any other beneficial owner, if any, (ii) the class or series and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, if any, as of the date of such notice (which information shall be supplemented by such stockholder and such beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”); (b) if the notice relates to any business other than the nomination of a director that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (d) with respect to each nominee for election or reelection to the Board of Directors, include the completed and signed questionnaire, representation and agreement required by Section 1.8 of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in the second sentence of Section 1.7(a)(2) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice provided for in this Section 1.7 and at the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Section 1.7.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 1.7(a)(2) (including the completed and signed questionnaire, representation and agreement required by Section 1.8 of these Bylaws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting and the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) General. (1) Subject to the provisions of Section 2.14 of these Bylaws, only such persons who are nominated in accordance with the procedures set forth in this Section 1.7 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.7. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.7 and, if any proposed nomination or business is not in compliance with this Section 1.7, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section 1.7, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 1.7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.7. Nothing in this Section 1.7 shall be deemed to affect the rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Amended and Restated Certificate of Incorporation or these Bylaws.

(4) Nothing in this Section 1.7 shall have the effect of (i) releasing or reducing the Corporation’s or the Board of Directors’ obligations under Sections 2.2, 2.3, 2.4, 2.13, 2.14, 2.15 and 2.16 of these Bylaws, or (ii) adversely effecting or limiting the rights of the Asbestos Personal Injury Trust (as defined in the Plan, the “Asbestos PI Trust”), the Future Claimants’ Representative (as defined in the Plan, the “Future Claimants’ Representative”), the Asbestos Claimants’ Committee (as defined in the Plan, the “Asbestos Claimants’ Committee”) and/or the TAC (as defined in the Plan, the “TAC”) under Sections 2.2, 2.3, 2.4, 2.13, 2.14 and 2.16 of these Bylaws.

Section 1.8 Submission of Questionnaire, Representation and Agreement.

(a) To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods described for delivery of notice under Section 1.7 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act, solely in his or her capacity as a director of the Corporation, or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, solely in his or her capacity as a director of the Corporation, or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, except under or in connection with the Asbestos Personal Injury Trust Agreement (as defined in the Plan), and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation; provided, however, that any actions expressly required to be taken by the Asbestos PI Trust pursuant to the Registration Rights Agreement, dated as of July 7, 2006, by and between the Corporation and the Asbestos PI Trust (the “Registration Rights Agreement”), the Asbestos PI Trust’s entering into the Put Agreements (as defined in the Plan, the “Put Agreements”) or the Call Agreements (as defined in the Plan, the “Call Agreements”), and the consummation of any transactions expressly contemplated by any of the Registration Rights Agreement, the Put Agreements or the Call Agreements, or the exercise from time to time of the Put Agreements and/or the Call Agreements or any rights under the Registration Rights Agreement, is and shall be exempt from, and otherwise shall not violate, any corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation or corporate policies or other rules or regulations of the Corporation that may be applicable to the Asbestos PI Trust, including, without limitation, the Corporation’s window period policy.

(b) Nothing in this Section 1.8 shall have the effect of (i) releasing or reducing the Corporation’s or the Board of Directors’ obligations under Sections 2.2, 2.3, 2.4, 2.13, 2.14, 2.15 and 2.16 of these Bylaws, or (ii) adversely effecting or limiting the rights of the Asbestos PI Trust, the Future Claimants’ Representative, the Asbestos Claimants’ Committee and/or the TAC under Sections 2.2, 2.3, 2.4, 2.13, 2.14 and 2.16 of these Bylaws.

Section 1.9 Record Date. The Board of Directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than sixty (60) nor fewer than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof; (ii) to receive payment of any dividend or other distribution or allotment of any rights; (iii) to exercise any rights with respect to any change, conversion or exchange of stock; or (iv) to take, receive or participate in any other lawful action.

If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.10 Proxies and Voting. A stockholder may, by an instrument in writing or by a transmission permitted by law filed in accordance with the procedures established for the meeting, authorize any other person or persons to act for such stockholder as proxy to vote for such stockholder at any and all meetings of stockholders and to waive all notices which such stockholder may be entitled to receive.

Each stockholder shall have one vote for every share of stock entitled to vote which is registered in such stockholder’s name on the record date for the meeting, except as otherwise provided herein or required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation.

All voting, including on the election of directors, and except where otherwise required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by such stockholder’s proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

All elections of directors shall be determined by a plurality of the votes cast, and except as otherwise required by the General Corporation Law, the Amended and Restated Certificate of Incorporation or the Bylaws of this Corporation, all other matters shall be decided by the vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on such question which are present in person or proxy at the meeting.

Section 1.11 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder’s name, shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 Qualifications of Directors. Each director shall be a person sui juris. No director need be a stockholder of the Corporation.

Section 2.2 Number, Term of Office and Vacancies. Except as otherwise expressly provided in Section 2.3, the number of directors and their term of office shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). The third annual meeting of stockholders following the Effective Date shall not be held prior to the earlier of (i) the third anniversary of the Effective Date and (ii) the earlier of (x) if the Reserved New OCD Shares (as defined in the Plan, the “Reserved New OCD Shares”) are issued to the Asbestos PI Trust, the date following such issuance on which the Asbestos PI Trust no longer owns, beneficially or of record, at least 1% of the then outstanding shares of common stock of the Corporation and (y) if all of the FAIR Act Conditions (as defined in the Plan, the “FAIR Act Conditions”) are satisfied in full, the date on which the last of the FAIR Act Conditions is satisfied in full. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. At each annual meeting of the stockholders of the Corporation, will be elected by plurality vote of all votes cast at such meeting to hold office for a one-year term expiring at the next succeeding annual meeting of stockholders. Notwithstanding anything to the contrary set forth herein, the Board of Directors shall not take any action to reduce the number of directors if such reduction would (i) shorten the term of any incumbent director or (ii) prevent the Board of Directors from effectuating the terms of (x) the last paragraph of Section 2.4 or (y) Section 2.14 or 2.16 of these Bylaws. Except as set forth in the last paragraph of Section 2.4, Section 2.14 or Section 2.16 of these Bylaws, if a vacancy occurs on the Board of Directors, the Board of Directors may fill the vacancy by the affirmative vote of a majority of all the remaining directors, even though the directors then remaining in office constitute fewer than a quorum of the Board of Directors. For purposes of these Bylaws, the Asbestos PI Trust shall be considered to own, beneficially and of record, Reserved New OCD Shares for so long as the Asbestos PI Trust is able to provide, upon request by the Corporation, evidence reasonably satisfactory to the Corporation of the Asbestos PI Trust’s ownership of such Reserved New OCD Shares.

Section 2.3 Initial Board of Directors. Notwithstanding anything contained in Section 2.2 to the contrary, the initial Board of Directors shall be comprised of sixteen (16) directors. Of such sixteen directors, (a) twelve (12) directors shall be designated by a majority vote of the Board of Directors of Former Owens Corning serving immediately prior to the Effective Date (the “OCD Designated Directors”), of which OCD Designated Directors four (4) shall be appointed to serve as initial Class III directors, five

(5) shall be appointed to serve as initial Class II directors and three (3) shall be appointed to serve as initial Class I directors, (b) subject to the provisions of the last paragraph of Section 2.4, one (1) director shall be designated by the Asbestos Claimants’ Committee (the “ACC Designated Director”), which ACC Designated Director shall be appointed to serve as an initial Class III director, (c) subject to the provisions of the last paragraph of Section 2.4, one (1) director shall be designated by the Future Claimants’ Representative (the “FCR Designated Director”), which FCR Designated Director shall be appointed to serve as an initial Class III director, and (d) two (2) directors shall be designated by the Ad Hoc Bondholders Committee (as defined in the Plan) (the “Bondholder Designated Directors”), which Bondholder Designated Directors shall be appointed to serve as initial Class I directors. Nominating procedures with respect to the nomination or election of successors to such directors at the expiration of their respective initial terms of office and the procedures for filling any vacancies which shall occur as a result of the death, resignation, retirement, disqualification or removal of any such initial Class I, initial Class II or initial Class III director shall be determined in accordance with the provisions of Section 2.2, Section 2.14, Section 2.15 or Section 2.16, as applicable.

Section 2.4 Removal and Resignation. Vacancies in the Board of Directors resulting from removal shall be filled in the manner provided in Section 2.2, Section 2.14 or Section 2.16 of these Bylaws, as appropriate.

Any director may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance.

Notwithstanding anything contained herein to the contrary, the right of the Asbestos Claimants’ Committee to designate the ACC Designated Director and the right of the Future Claimants’ Representative to designate the FCR Designated Director shall not become effective until the day immediately after the day Reserved New OCD Shares are issued to the Asbestos PI Trust under the Plan. Until such time, if any, as such Reserved New OCD Shares are issued to the Asbestos PI Trust and the ACC Designated Director and the FCR Designated Director join the Board of Directors or the conditions set forth in the Plan for the issuance of such Reserved New OCD Shares are no longer capable of being satisfied, the vacancies existing as of the Effective Date in Class III directorships resulting from the ACC Designated Director and FCR Designated Director not serving shall remain unfilled. On the first day following the issuance of the Reserved New OCD Shares to the Asbestos PI Trust, the Board of Directors shall take all necessary action to appoint the ACC Designated Director and the FCR Designated Director to fill such vacancies. In the event that the conditions set forth in the Plan for the issuance of such Reserved New OCD Shares cannot be satisfied and any right (or contingent right) of the Asbestos PI Trust to receive such Reserved New OCD Shares expires or terminates, then the Asbestos Claimants’ Committee and the Future Claimants’ Representative shall have no further right to appoint the ACC Designated Director or

FCR Designated Director, respectively, and any vacancies in the Class III directorships resulting from the failure so to appoint the ACC Designated Director or FCR Designated Director may be filled or the number of directorships may be reduced, in each case in the manner provided in Section 2.2 of these Bylaws. In the event that the Asbestos PI Trust receives such Reserved New OCD Shares but thereafter the Asbestos PI Trust ceases to own, beneficially or of record, at least 1% of the then outstanding shares of common stock of the Corporation, the ACC Designated Director and the FCR Designated Director, or their respective successors, shall resign from the Board of Directors. Vacancies in the Board of Directors resulting from such resignations shall be filled in the manner provided in Section 2.2 of these Bylaws.

Section 2.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 2.6 Special Meetings. Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number), by the Chairman of the Board or by the Chief Executive Officer and shall be held at such place, on such date, and at such time as may be fixed by the person or persons calling the special meeting. Notice of the place, date, and time of each such special meeting shall be given to each director who does not waive the right to a notice by (i) mailing written notice not less than five (5) days before the meeting, (ii) sending notice one (1) day before the meeting by an overnight courier service and two (2) days before the meeting if by overseas courier service, or (iii) by telephoning, telecopying, telegraphing or personally delivering the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting.

Section 2.7 Quorum. At any meeting of the Board of Directors, a majority of the total number of authorized directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 2.8 Participation in Meetings by Conference Communications Equipment. Members of the Board of Directors, or of any committee of the Board of Directors, may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 2.9 Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present at a meeting at which a quorum is present, except as otherwise provided herein or required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation.

Section 2.10 Powers. The Board of Directors may, except as otherwise required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(a) To declare dividends from time to time in accordance with law;

(b) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(c) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(d) To remove any officer of the Corporation with or without cause, and from time to time to pass on the powers and duties of any officer upon any other person for the time being;

(e) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(f) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(g) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

(h) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.

Notwithstanding the foregoing, prior to the second anniversary of the Effective Date, the Board of Directors shall not issue, or specifically reserve for issuance, any series of Preferred Stock to be used in connection with the implementation of a “poison pill” or similar “shareholder rights plan” without first obtaining approval for such issuance or reservation for issuance by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. From and after the second anniversary of the Effective Date, the restrictions set forth in this paragraph shall have no further force and effect and nothing contained in this Section 2.10 shall limit or be construed to limit the power or authority of the Board of Directors in respect of any shareholder rights plan.

Section 2.11 Action Without Meeting. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the written consent or consents or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be made in paper form if the minutes of the Corporation are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.12 Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors or a committee of the Board of Directors, reimbursement of their reasonable expenses, if any, of attendance at meetings and fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

Section 2.13 Nomination of Director Candidates. Subject to any limitations stated in the Amended and Restated Certificate of Incorporation, and subject to the provisions of Sections 2.14, 2.15 and 2.16 of these Bylaws, nominations for the election of Directors may be made in the manner set forth below by the Board of Directors or the Corporate Governance and Nominating Committee appointed by the Board of Directors, as appropriate, or by any stockholder entitled to vote in the election of Directors generally who complies with the notice procedures set forth in Section 1.7.

Section 2.14 Asbestos PI Trust Nominees.

(a) This Section 2.14 shall become effective at such time, if any, that the Asbestos PI Trust is issued Reserved New OCD Shares under the Plan and shall remain in effect from such time of issuance until such time as the Asbestos PI Trust no longer owns, beneficially or of record, at least 1% of the then outstanding shares of common stock of the Corporation (the “Section 2.14 Termination Date”), at which time the terms and provisions of this Section 2.14 shall immediately and automatically terminate and no longer have any force and effect. Upon the termination of this Section 2.14 pursuant to this Section 2.14(a), the provisions of these Bylaws, other than Section 2.14, shall be the Bylaws of the Corporation until amended, modified or repealed in accordance with the terms hereof. In the event of any conflict between the provisions of this Section 2.14 and any other provisions of these Bylaws or, to the extent that any of the provisions of this Section 2.14 overlap with and/or are more specific or restrictive than any other provisions contained in these Bylaws, the provisions of this Section 2.14 shall govern.

(b) Prior to each meeting of the stockholders of the Corporation at which the term of the FCR Designated Director or the ACC Designated Director, or any director nominated or appointed in accordance with the provisions of this Section 2.14 or Section 2.16 to succeed either such director, shall expire, in addition to any other persons nominated by the Board of Directors or any committee thereof, the Asbestos PI Trust shall have the right to nominate a person to succeed such director as FCR Designated Director or ACC Designated Director, as the case may be. The person nominated by the Asbestos PI Trust to succeed the ACC Designated Director shall be the person designated by the TAC and the person nominated by the Asbestos PI Trust to succeed the FCR Designated Director shall be the person designated by the Future Claimants’ Representative.

(c) At each meeting of the stockholders at which directors are to be elected, in addition to presenting nominees for other directorships, the officer of the Corporation presiding at such meeting shall present to the stockholders for election to the Board of Directors, on behalf of the Asbestos PI Trust, any person or persons nominated by the Asbestos PI Trust in accordance with Section 2.14(b).

Section 2.15 Special Nomination Provisions.

(a) Prior to the first annual meeting of stockholders following the Effective Date, at which annual meeting the term of the initial Class I directors, or any director nominated or appointed in accordance with the provisions of Section 2.16 to succeed any such director, shall expire, the Board of Directors, or a committee thereof, shall, subject to the provisions of Section 2.15(b) or Section 2.15(c), nominate each such Class I director then serving for reelection as a Class I director for a term of office to expire at the third succeeding annual meeting of stockholders following such reelection.

(b) In the event that any OCD Designated Director serving as a Class I director at the time nominations are to be made in accordance with Section 2.15(a) shall decline to stand for relection in accordance with Section 2.15(a), the person nominated by the Board of Directors, or a committee thereof, to stand for election at such first annual meeting to succeed any such director as a Class I director shall be the person designated in writing by the remaining OCD Designated Directors.

(c) In the event that any Bondholder Designated Director serving as a Class I director at the time nominations are to be made in accordance with Section 2.15(a) shall decline to stand for relection in accordance with Section 2.15(a), the person nominated by the Board of Directors, or a committee thereof, to stand for election at such first annual meeting to succeed any such director as a Class I director shall be the person designated in writing by the remaining Bondholder Designated Director (or, if there is no remaining Bondholder Designated Director, as designated by the Board of Directors).

(d) This Section 2.15 shall remain in effect until the adjournment of the first annual meeting of stockholders following the Effective Date, at which time the terms and provisions of this Section 2.15 shall immediately and automatically terminate and no longer have any force and effect.

Section 2.16 Special Vacancy Provisions.

(a) If, at any time prior to the holding of the second annual meeting of stockholders following the Effective Date, any Bondholder Designated Director (or any successor) then serving as a director of the Corporation is removed from the Board of Directors, resigns, retires, dies or otherwise cannot continue to serve as a member of the Board of Directors, then the Board of Directors shall fill such vacancy by appointing such person as shall be designated in writing by the remaining Bondholder Designated Director (or, if there is no remaining Bondholder Designated Director, as designated by the Board of Directors), and the person so appointed shall become a Bondholder Designated Director.

(b) If, at any time prior to the holding of the second annual meeting of stockholders following the Effective Date, any OCD Designated Director (or any successor) then serving as a director of the Corporation is removed from the Board of Directors, resigns, retires, dies or otherwise cannot continue to serve as a member of the Board of Directors, then the remaining OCD Designated Directors shall have the exclusive authority to appoint a person to fill such vacancy, and the person so appointed shall become an OCD Designated Director.

(c) If, at any time prior to the Section 2.14 Termination Date, the FCR Designated Director (or any successor) or the ACC Designated Director (or any successor) then serving as a director of the Corporation is removed from the Board of Directors, resigns, retires, dies or otherwise cannot continue to serve as a member of the Board of Directors, then the Board of Directors shall fill such vacancy by appointing (i) with respect to the ACC Designated Director, such person as shall be designated in writing by the TAC and (ii) with respect to the FCR Designated Director, such person as shall be designated in writing by the Future Claimants’ Representative, and the person so appointed shall become the ACC Designated Director or the FCR Designated Director, as the case may be.

ARTICLE III

COMMITTEES

Section 3.1 Committees of the Board of Directors. The Board of Directors shall have five (5) standing committees, which shall be designated the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, the Executive Committee and the Finance Committee, and each of which shall be governed by its charter as approved by the Board of Directors and which shall comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange (or any other principal exchange on which the Corporation’s common stock is listed) applicable to Board of Directors committees of such nature. The Board of Directors, by a vote of a majority of the whole Board of Directors, may from time to time designate one or more other committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors, and shall, for those committees and any other provided for herein, elect a director or directors to serve as the member or members thereof, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.

Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 3.2 Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation. Unless otherwise designated by the Board of Directors, one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof. Each committee shall hold meetings upon the call of its chairman, the Chairman of the Board, the Chief Executive Officer, or any one of its members, at such date, time and place as set forth in the notice of meeting. Notice of each meeting of a committee of the Board of Directors shall be given to each member by the Secretary or Assistant Secretary of the Corporation, Chairman of the Board, Chief

Executive Officer or by the member of the committee calling the meeting. Such notice may be given personally or by telephone or by written notice, telegram, cable, facsimile or telex, mailed or directed to the address of the member appearing upon the books of the Corporation and shall set forth the date, time and place of the meeting, but need not state the purpose or purposes thereof unless required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation. Notice of the meeting shall be sufficient in time if actually delivered to the member of the committee notified, or delivered properly addressed and prepaid to the carrier thereof, or telecopied, sufficiently early to be delivered in due and regular course to the member notified, in time to enable him to attend such meeting. Notice to any member of a meeting of a committee of the Board of Directors may be waived by him, and shall be deemed waived by him by his presence at the meeting. Action may be taken by conference telephone as provided in Section 2.8 of these Bylaws. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV

OFFICERS

Section 4.1 Elected Officers. The officers of the Corporation shall consist of a Chairman of the Board, a President, a Chief Executive Officer, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time elect. The Board of Directors shall consider the election of officers at its first meeting after every annual meeting of stockholders and may consider that subject at such other times as the Board of Directors may deem appropriate. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation, retirement or removal. Any number of offices may be held by the same person.

Each officer elected by the Board of Directors or any person thereto specifically authorized by the Board of Directors may, in the name and on behalf of the Corporation, receive and receipt for moneys and other properties, execute and deliver contracts, deeds, mortgages, leases, bonds, undertakings, powers of attorney, and other instruments, and assign, endorse, transfer, deliver, release, and satisfy any and all contracts, mortgages, leases, stock certificates, bonds, promissory notes, drafts, checks, bills, orders, receipts, acquittances, and other instruments, and may, when necessary, affix the corporate seal thereto.

The Chairman of the Board, President, Chief Executive Officer and Vice Presidents elected by the Board of Directors may delegate, designate or authorize named individuals to execute and attest on behalf of the Corporation bids, contracts, performance bonds and similar documents arising in the ordinary day-to-day operations of the Corporation and its divisions.

Section 4.2 Appointed Officers. The Chief Executive Officer designated by the Board of Directors, or if a Chief Executive Officer has not been so designated, the President of the Corporation, may, from time to time, create and abolish such functional, divisional or regional offices of Vice President or Assistant Vice President with such powers and duties and subject to such limitations of authority as he or she may prescribe and he or she may make appointments to, and removals from, any such office, but such appointees shall not exercise specific powers or duties pertaining to the elective offices of the Corporation as provided in this Article IV, except as prescribed by the Board of Directors, either generally or specially.

Section 4.3 Compensation. The Board of Directors, or any committee thereof so designated, may, from time to time, fix the compensation of the several officers, agents, and employees of the Corporation and may delegate to any officer of the Corporation, or any committee composed of officers of the Corporation, the power to fix the compensation of the officers, agents, and employees of the Corporation.

Section 4.4 Chairman of the Board. The Board of Directors may elect one of the members of the Board of Directors as Chairman of the Board, who, if elected, shall preside at all meetings of stockholders and directors and shall also perform such duties as may be prescribed by the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation. Michael H. Thaman shall serve as the initial Chairman of the Board.

Section 4.5 Vice Chairman of the Board. The Board of Directors may designate one of the members of the Board of Directors as Vice Chairman of the Board who, in the absence or disability of the Chairman of the Board or during any vacancy of that office, shall perform the duties of the Chairman of the Board. He or she shall also perform such duties as may be prescribed by the Board of Directors or delegated to him or her by the Chief Executive Officer.

Section 4.6 Chief Executive Officer. The Board of Directors shall designate either the Chairman of the Board or the President as Chief Executive Officer of the Corporation, who, subject to the direction and control of the Board of Directors, shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which the Board of Directors delegates to him. He or she shall have power to sign all stock certificates, contracts and other authorized instruments of the Corporation and shall have general supervision and direction of all other officers, employees and agents of the Corporation.

Section 4.7 President. The President, in the absence or disability of the Chairman of the Board and any Vice Chairman of the Board or during vacancies in both of such offices, shall preside at all meetings of stockholders and directors. He or she shall perform such duties as may be prescribed by the Board of Directors or delegated to him or her by the Chief Executive Officer.

Section 4.8 Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. The Board of Directors, or the Chief Executive Officer, or if a Chief Executive Officer has not been so designated, the President, may assign further descriptive titles to the Vice Presidents, prescribe their duties and rank and may designate them numerically.

Section 4.9 Secretary. The Secretary shall keep an accurate record of all proceedings of the stockholders and the Board of Directors and committees of the Board of Directors; sign all certificates for shares and deeds, mortgages, bonds, contracts, notes and other instruments executed by the Corporation requiring his or her signature or as may be prescribed by the Chief Executive Officer or the President; give notices of meetings of stockholders and of directors; produce on request at any meeting of stockholders a certified list of stockholders arranged in alphabetical order, showing the number of shares held by each; and perform such other and further duties as may from time to time be prescribed by the Board of Directors, or a committee of the Board of Directors, or as may from time to time be assigned or delegated to him or her by the Chief Executive Officer or the President. He or she shall have custody and care of the seal of the Corporation.

Section 4.10 Treasurer. Subject to the direction and control of the Board of Directors, the Chief Executive Officer, and any officer who may be designated by the Board of Directors with responsibility for finance, the Treasurer shall have custody of the funds and securities belonging to the Corporation, and shall deposit all funds in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors or by an officer or officers duly authorized by the Board of Directors to designate depositories. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render to the Board of Directors, whenever the Board of Directors may require it, an account of all his or her transactions as Treasurer. The Treasurer shall also perform such other duties as the Board of Directors may prescribe from time to time.

Section 4.11 Controller. The Controller shall keep proper books of account and full and accurate records of the receipts and disbursements of the funds belonging to the Corporation and of its operations. The Controller shall render to the Board of Directors, any of its committees, the Chief Executive Officer, and the President, such statements as to the financial condition of the Corporation and as to its operations as each or any of them may request.

Section 4.12 All Officers. The several officers shall perform all other duties usually incident to their respective offices, or which may be required by the stockholders or Board of Directors; shall from time to time, and also whenever requested, report to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the

President all matters affecting the Corporation’s interests which may come to their knowledge and, on the expiration of their terms of office, shall respectively deliver all books, papers, money and property of the Corporation in their hands to their successors, or to the Chief Executive Officer, or to any person designated by the Board of Directors to receive the same.

Section 4.13 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 4.14 Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 4.15 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, each of the elected officers of the Corporation shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of, or with respect to any action of stockholders of, any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

Section 4.16 Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character and on such terms as may be determined from time to time by the Board of Directors.

ARTICLE V

STOCK

Section 5.1 Certificates of Stock. Each stockholder of record shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chief Executive Officer, the Chairman of the Board, the President or a Vice President, and by the Secretary, an Assistant Secretary or the Treasurer, certifying the number of shares owned by him or her. Any or all the signatures on the certificate and the seal of the Corporation may be facsimile, engraved, stamped or printed. In case any officer, transfer agent, or registrar who has signed or whose facsimile, stamp or other imprint signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar continued to be such at the date of issue.

Section 5.2 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 5.3 of these Bylaws, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such stock certificate or the shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of stock certificates, the Corporation shall issue a new certificate or certificates for such stock to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.

Section 5.3 Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, the Corporation may issue a new certificate for stock in the place of any such certificate, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such stockholder’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.4 Stockholders of Record. Except as set forth in Section 2.2, the Corporation shall be entitled to treat the holder of record of any stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

Section 5.5 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

NOTICES

Section 6.1 Notices. Except as otherwise specifically provided herein or required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram, mailgram or commercial courier service or any other reliable means permitted by applicable law (including, subject to the next paragraph, electronic transmission). Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his, her or its last known address as the same appears on the books of the Corporation. The time when such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or dispatched, if delivered through the mails or by telegram, courier or mailgram, shall be the time of the giving of the notice. Such requirement for notice shall also be deemed satisfied, except in the case of stockholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by the General Corporation Law, the Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation.

Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall also be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.

Section 6.2 Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice for such meeting, except when the person attends a meeting for the express purpose of objecting, and does in fact object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

FINANCES

Section 7.1 Fiscal Year. The fiscal year shall begin on the first day of January in each year.

Section 7.2 Borrowings. Any two of the following officers: the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Senior Vice President, Treasurer, Assistant Treasurer, or any employee of the Corporation designated in writing by any two of said officers, may, without further approval from the Board of Directors, from time to time in the name of the Corporation borrow money with an obligation to repay not exceeding one year from any bank, trust company or financial institution in such amounts as the officers or designated employee may deem necessary or desirable for the current needs of the Corporation.

All obligations for moneys borrowed by the Corporation, and guarantees by the Corporation of moneys borrowed by subsidiaries of the Corporation, shall bear the signatures of any two of the following officers: the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Executive Vice President, Senior Vice President, Treasurer and Assistant Treasurer, only one of which may be an Assistant Treasurer.

Section 7.3 Banking Authorizations. Except as provided in Section 7.2 above, all checks, drafts, notes or other obligations for the payment of money shall be signed by such person or persons as the Board of Directors shall direct. The Board of Directors may delegate to any officer or officers the power to designate a depository or depositories for the Corporation and to appoint a signer or signers upon such instruments in respect of the funds held by all or any particular depositories. The Board of Directors may authorize the use of facsimile or mechanically applied signatures or may delegate to an officer or officers the power to authorize the use thereof. The Board of Directors may authorize the use of Depository Transfer Instruments without signature from one corporate account maintained with a duly designated depository to any other corporate account maintained with either the same or some other duly designated depository. The Board of Directors may authorize the use of any generally accepted means of transferring funds without signature from a corporate account maintained with a duly designated depository to any other corporate account or to the account of another party at the same or some other depository.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 8.2 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, the year of its organization, and the words “Corporate Seal, Delaware,” which seal shall be in the charge of the Secretary. Duplicates of the seal may be kept and used by an Assistant Secretary or other officer designated by the Board of Directors.

Section 8.3 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 8.4 Time Periods. In applying any provision of these Bylaws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 8.5 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, electronic format or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 8.6 Transactions With Interested Parties. No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors at which the contract or transaction is authorized or solely because any such director’s or officer’s votes are counted for such purpose if (a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and (b) the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 8.7 Definitions. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE IX

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 9.1 Right to Indemnification. The Corporation shall, to the fullest extent authorized or permitted by applicable law from time to time in effect (but, in the case of any amendment of such law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) indemnify any and all persons who may serve or who have served at any time as directors or officers of the Corporation, or who at the request of the Corporation may serve or at any time have served as directors, managers, officers, employees or agents of another corporation (including subsidiaries of the Corporation) or of any partnership, joint venture, trust or other enterprise, and any directors or officers of the Corporation who at the request of the Corporation may serve or at any time have served as agents or fiduciaries of an employee benefit plan of the Corporation or any of its subsidiaries, from and against any and all of the expenses, liabilities or other matters referred to in or covered by law whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, manager, officer, employee or agent. The Corporation may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law from time to time in effect to the extent authorized or permitted by such law. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which any person may be entitled under any provision of the Amended and Restated Certificate of Incorporation, other Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall be contract rights and continue as to a person who has ceased to be a director, manager, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

For purposes of this Article IX: (i) any reference to “other enterprise” shall include all plans, programs, policies, agreements, contracts and payroll practices and related trusts for the benefit of or relating to employees of the Corporation and its related entities (“employee benefit plans”); (ii) any reference to “fines”, “penalties”, “liability” and “expenses” shall include any excise taxes, penalties, claims, liabilities and reasonable expenses (including reasonable legal fees and related expenses) assessed against or incurred by a person with respect to any employee benefit plan; (iii) any reference to “serving at the request of the Corporation” shall include any service as a director, manager, officer, employee or agent of the Corporation or trustee or administrator of any employee benefit plan which imposes duties on, or involves services by, such director, manager, officer, employee or agent with respect to an employee benefit plan, its participants, beneficiaries, fiduciaries, administrators and service providers; and (iv) any reference to serving at the request of the Corporation as a director, officer, employee or agent of a partnership or trust shall include service as a partner or trustee.

Section 9.2 Right of Claimant to Bring Suit. If a claim under this Article IX is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the director or officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the director or officer shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the director or officer to enforce a right to indemnification hereunder (but not in a suit brought by the director or officer to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the director or officer has not met any applicable standard for indemnification set forth in the General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the director or officer has not met such applicable standard of conduct, shall create a presumption that the director or officer has not met the applicable standard of conduct or, in the case of such a suit brought by the director or officer, be a defense to such suit. In any suit brought by the director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation.

Section 9.3 No Limitation. The indemnification provided in this Article IX shall inure to each person referred to herein, whether or not the person is serving in any of the enumerated capacities at the time such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement are imposed or incurred, and whether or not the claim asserted against him or her is based on matters which antedate the adoption of this Article IX. None of the provisions of this Article IX shall be construed as a limitation upon the right of the Corporation to exercise its general power to enter into a contract or understanding of indemnity with a director, officer, employee, agent or any other person in any proper case not provided for herein. Each person who shall act or have acted as a director or officer of the Corporation shall be deemed to be doing so in reliance upon such right of indemnification.

Section 9.4 Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, manager, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, manager officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to those provided for in this Article IX.

Section 9.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, manager, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the General Corporation Law.

Section 9.6 Effect of Amendment. Any amendment, repeal or modification of any provision of this Article IX by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

Section 9.7 Savings Clause. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, manager, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent authorized or permitted by applicable law.

ARTICLE X

AMENDMENTS

Except as set forth below, or specifically set forth in any other section of these Bylaws, these Bylaws may be amended by a majority vote of the stockholders entitled to vote at any annual or special meeting of the stockholders provided notice of the proposed amendment shall be included in the notice of the meeting. Except as set forth below, the Board of Directors, by a majority vote of the whole Board of Directors at any meeting, may amend these Bylaws, including Bylaws adopted by the stockholders, provided that the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.

Notwithstanding anything to the contrary set forth in these Bylaws except the last sentence of this Article X, prior to the second anniversary of the Effective Date, the Bylaws set forth in Section 2.10 may not be amended or repealed in any respect, and no provision inconsistent therewith may be adopted by the stockholders or the Board of Directors, without the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything to the contrary set forth herein except the last sentence of this Article X, the Bylaws set forth in Sections 1.7, 1.8, 2.2, 2.3, 2.4, 2.13, 2.14, 2.15 and 2.16 and this Article X may not be amended or repealed in any respect, and no provision inconsistent therewith may be adopted by the stockholders or the Board of Directors, without the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything to the contrary set forth in these Bylaws, during the period beginning on the Effective Date and ending on the earlier of (A) if the Reserved New OCD Shares are issued to the Asbestos PI Trust, the date following such issuance on which the Asbestos PI Trust no longer owns, beneficially or of record, at least 1% of the then outstanding shares of common stock of the Corporation and (B) if all of the Fair Act Conditions are satisfied, the date on which the last of the Fair Act Conditions is satisfied in full, the Bylaws set forth in Sections 2.2, 2.3, 2.4, 2.13, 2.14, 2.15 and 2.16 and this Article X may not be amended or repealed in any respect, and no provision inconsistent therewith may be adopted by the stockholders or the Board of Directors, if such amendment, repeal or provision could (i) in any way adversely affect the rights provided under Section 5.18(a) of the Plan to the Asbestos PI Trust, the Future Claimants’ Representative, the Asbestos Claimants’ Committee and/or the TAC, (ii) shorten the term of any director of the Corporation named, appointed, designated or nominated, pursuant to the rights granted under Article II hereof, by the Future Claimants’ Representative, the Asbestos Claimants’ Committee, the Asbestos PI Trust and/or the TAC or (iii) alter, modify, repeal or amend this sentence of Article X, without, in each case, (x) the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and (y) the prior written consent of the Asbestos PI Trust.

[The remainder of this page deliberately left blank]